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EXHIBIT 1


                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of International Alliance Services, Inc. dated April 3, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


                                   ALLIANCE HOLDING CORPORATION



Dated:  April 17, 1997             By: /s/ Joseph E. LoConti
                                       ----------------------------------------
                                       Joseph E. LoConti,
                                   Title:   Chairman of the Board and President




Dated:  April 17, 1997             By: /s/ Joseph E. LoConti
                                       ----------------------------------------
                                       Joseph E. LoConti



Dated:  April 17. 1997             SOPHIA MANAGEMENT LTD.


                                   By: /s/ Gregory J. Skoda
                                       ----------------------------------------
                                       Gregory J. Skoda
                                       ----------------------------------------
                                   Title: Treasurer
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